UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 8, 2013

814-00201
(Commission File Number)

MVC CAPITAL, INC.
(the "Fund")
(Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue
2nd Floor
Purchase, NY  10577
(Address of registrant's principal executive office)

914-701-0310
(Registrant's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure.

MVC Capital, Inc. (NYSE:MVC), a publicly traded business development company that makes private debt and equity investments, today announced that the previously announced sale of its interest in U.S. Gas & Electric, Inc. (“USG&E”), originally expected to close by October 31, 2013, continues to move forward.  A new target date for the closing has yet to be announced.

Investors are referred to the website of MVC Capital at www.mvccapital.com, where MVC Capital will provide updated information on the status of the transaction, as and when MVC Capital deems it appropriate to do so.

The information set forth under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

The information contained in this current report on Form 8-K contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including: the ability to obtain governmental approvals of the USG&E transaction or to satisfy other closing conditions to the transaction on the proposed terms; MVC Capital's ability to execute its investment strategy; the performance of MVC Capital's investments; and changes in economic or financial market conditions and other factors that are enumerated in the company's periodic filings with the Securities and Exchange Commission. MVC Capital disclaims and does not undertake any obligation to update or revise any forward-looking statement in this this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC.

By:	/s/ Michael Tokarz
Michael Tokarz
Chairman

Dated:  November 8, 2013